For the fiscal year ended (a) 10/31/96
File number (c) 811-4930

                          SUB-ITEM 77 0

                             EXHIBITS

           Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
       Metropolitan Trans Authority NY Commuter Facs Rev

2.   Date of Purchase
        5/10/96

3.   Number of Securities Purchased
       75,000 - Due 07/01/2028

4.   Dollar Amount of Purchase
       $7,407,675

5.   Price Per Unit
       $98.769 - Due 07/01/2028

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Smith Barney

7.   Other Members of the Underwriting Syndicate
       Smith Barney
       Merrill Lynch & Co.
       Artemis Capital Group
       Goldman, Sachs, & Co.
       Prudential Securities Inc.
       First Albany Corp.
       Pryor, McClendon, Counts & Co., Inc.
       JP Morgan & Co.
       Morgan Stanley & Co.
       Cambridge Partners LLC
       Greenwich Partners Inc.
       Samuel A. Ramiriz & Co.
       Dillion, Reed & Co. Inc.
       PaineWebber Inc.
       Lehman Brothers
       Citicorp Securities
       Lebenthal & Co.
       William E. Simon & Sons